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                                                                     EXHIBIT 4.2
                          CERTIFICATE OF INCORPORATION

                                       OF

                             METRICOM FINANCE, INC.


        The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                       I.

        The name of this corporation is Metricom Finance, Inc.

                                       II.

        The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of Newcastle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

                                      III.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

        A. This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one thousand (1,000) shares, each having a par value of one-hundredth of one cent ($.0001).

                                       V.

        A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

        B. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the stockholders entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.



                                       1.
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                                       VI.

        A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

        B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                                      VIII.

        The name and the mailing address of the Sole Incorporator is as follows:

                      NAME                     MAILING ADDRESS

                      Ron A. Metzger           Cooley Godward LLP
                                               One Maritime Plaza, 20th Floor
                                               San Francisco, CA 94111

        IN WITNESS WHEREOF, this Certificate has been subscribed this 15th day of December 1999 by the undersigned, who affirms that the statements made herein are true and correct.

                                               /s/ Ron A. Metzger
                                               ---------------------------------
                                               Ron A. Metzger
                                               SOLE INCORPORATOR


                                       2.
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             METRICOM FINANCE, INC.

                            (A DELAWARE CORPORATION)

        METRICOM FINANCE, INC., a Delaware corporation (the "Corporation"), does hereby certify:

        FIRST: The name of the Corporation is METRICOM FINANCE, INC.

        SECOND: The date on which the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State is December 15, 1999.

        THIRD: The Board of Directors of the Corporation, acting in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Certificate of Incorporation of the Corporation to add Article IX.
as follows:

                                      "IX.

        The corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware, as the same may be amended from time to time. This election shall be effective as of the earliest date permitted by law."

        FOURTH: Thereafter pursuant to a resolution of the Board of Directors this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.



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        IN WITNESS WHEREOF, METRICOM FINANCE, INC. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer and attested to by its Secretary this 21st day of December, 1999.


                                      METRICOM FINANCE, INC.


                                      /s/ TIMOTHY A. DREISBACH
                                      -------------------------------------
                                      Timothy A. Dreisbach
                                      President and Chief Executive Officer


ATTEST:


/s/ DALE W. MARQUART
------------------------------
Dale W. Marquart
Secretary


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